Exhibit 99.1

CAPE BANCORP, INC. REPORTS

THIRD QUARTER 2014 RESULTS

Cape May Court House, New Jersey, October 23, 2014 ~~-~~ Cape Bancorp, Inc. (“Cape Bancorp” or the “Company”) (NASDAQ: “CBNJ”), the parent company of Cape Bank (the “Bank”), announces its operating results for the three and nine months ended September 30, 2014.

For the quarter ended September 30, 2014, Cape Bancorp reported net income of $1.7 million, or $0.16 per common share and $0.15 per fully diluted share. For the nine months ended September 30, 2014, net income totaled $5.8 million, or $0.53 per common share and $0.52 per fully diluted share. This compares to net income of $1.9 million, or $0.16 per common and fully diluted share for the quarter ended September 30, 2013, and $5.0 million, or $0.41 per common and fully diluted share, for the nine months ended September 30, 2013.

On October 20, 2014, the Board of Directors declared a cash dividend of $0.06 per common share to shareholders of record as of the close of business November 3, 2014. The dividend is expected to be paid on or about November 18, 2014.

On September 10, 2014, the Company entered into an agreement and plan of merger with Colonial Financial Services, Inc. (“Colonial”), the parent company of Colonial Bank, FSB. The transaction is subject to receipt of Colonial shareholder approval, Cape Bancorp shareholder approval and customary regulatory approvals. The transaction is expected to close in the first half of 2015.

Michael D. Devlin, President and Chief Executive Officer of Cape Bancorp and Cape Bank, provided the following statement:

“The announcement of the merger with Colonial was the most noteworthy item during the third quarter. We believe this acquisition will provide financial value to our shareholders. In addition, it provides further opportunities to pursue commercial loan prospects throughout South Jersey, adding to our established loan production capabilities in Burlington County, New Jersey and Radnor, Pennsylvania.

Earnings for the quarter were in line with our expectations, although they do include merger related costs that were not part of our original 2014 plans. Gross loans declined from the prior quarter as the residential loan portfolio continues to pay down. Commercial loan growth was modest, with closing activity offset by pay-offs. In addition, seasonal businesses historically do not close loans during the peak season. The current pipeline projects good loan activity for the fourth quarter, although pay-off activity is hard to predict.

We expect that much of the remainder of the year will have teams from each bank working on the merger and related topics. Both organizations are enthused by the prospects and see good opportunities in serving a broader community.”

Cape Bancorp’s total assets at September 30, 2014 totaled $1.082 billion, a decrease of $11.1 million from the December 31, 2013 level of $1.093 billion.

Total net loans decreased $7.7 million from $780.1 million at December 31, 2013 to $772.4 million at September 30, 2014 resulting from a decrease in residential mortgage loans totaling $15.0 million, partially offset by increases in commercial loans of $7.2 million and consumer loans totaling $560,000. The decline in residential mortgage loans reflects the effect of the Company exiting the residential mortgage loan origination business effective December 31, 2013. The allowance for loan losses increased $469,000 and represented 1.25% of total gross loans at September 30, 2014, compared to 1.18% at December 31, 2013. At September 30, 2014, the allowance for loan losses totaled 127.00% of non-performing loans, compared to 127.05% at December 31, 2013. The Company’s adversely classified asset ratio at September 30, 2014 was 16%, compared to 26% at December 31, 2013.

At September 30, 2014, the Company had $7.7 million in non-performing loans, or 0.99% of total gross loans compared to 0.93% of total gross loans at December 31, 2013. Included in non-performing loans are troubled debt restructurings totaling $917,000 at September 30, 2014 and $881,000 at December 31, 2013.

Investment securities totaled $175.1 million at September 30, 2014, an increase of $8.8 million, or 5.30%, from the December 31, 2013 total of $166.3 million.

Other real estate owned (“OREO”) decreased $2.1 million from $7.4 million at December 31, 2013 to $5.3 million at September 30, 2014, and consisted at September 30, 2014 of nine commercial properties and nine residential properties (including five building lots). During the quarter ended September 30, 2014, the Company added one commercial property and two residential properties to OREO with an aggregate carrying value of $1.6 million. In addition, during the quarter ended September 30, 2014, the Company sold three residential OREO properties with an aggregate carrying value totaling $448,000 with recognized net losses on the sale of OREO totaling $34,000.

Cape Bank continues to satisfy the requirements of the Home Owners Loan Act – Qualified Thrift Lender test during each of the first nine months of 2014, maintaining at least 65% of its portfolio assets in certain qualified thrift investments, as defined.

At September 30, 2014, Cape Bancorp’s core deposits totaled $541.4 million, an increase of $15.0 million, or 2.84%, from the December 31, 2013 level of $526.4 million. Interest-bearing checking accounts increased $13.8 million and non-interest bearing checking accounts increased $9.5 million while money market deposit accounts decreased $5.0 million and savings accounts decreased $3.3 million. Certificates of deposit totaled $257.8 million, a decrease of $11.4 million, or 4.23%, from the December 31, 2013 total of $269.2 million. At September 30, 2014, deposits totaled $800.9 million compared to $798.4 million at December 31, 2013, an increase of $2.5 million, or 0.31%.

      Cape Bancorp’s total equity decreased $563,000 to $139.9 million at September 30, 2014 from $140.4 million at December 31, 2013 resulting from a net increase of $3.6 million in retained earnings (earnings less dividends declared), an improvement of $1.1 million in the accumulated other comprehensive loss and increases in paid-in-capital and unearned ESOP shares totaling $651,000. These increases were offset by a $6.0 million decrease related to the Company’s stock repurchase program. Tangible equity to tangible assets increased to 11.04% at September 30, 2014. At September 30, 2014, Cape Bank’s regulatory capital ratios for Tier I Leverage Ratio, Tier I Risk-Based Capital and Total Risk-Based Capital were 9.60%, 13.03% and 14.28%, respectively, all of which exceed well capitalized status.

The following are significant factors which contributed to the operating results of the comparative quarters and year-to-date:

●

The net interest margin was 3.54% for the three months ended September 30, 2014 compared to 3.75% for the three months ended September 30, 2013, a decrease of 21 basis points. Average interest-earning assets increased $31.8 million for the three months ended September 30, 2014 compared to the three months ended September 30, 2013 period while average interest-bearing liabilities increased $33.7 million for the same period. The yield on interest-earning assets decreased 20 basis points to 4.08% for the three months ended September 30, 2014 compared to 4.28% for the three months ended September 30, 2013, while the cost of interest-bearing liabilities increased 1 basis point to 0.64% for the three months ended September 30, 2014 compared to 0.63% for the three months ended September 30, 2013. For the nine months ended September 30, 2014, the net interest margin was 3.61%, a decrease of 15 basis points from the nine months ended September 30, 2013. Average interest-earning assets increased $52.1 million for the nine months ended September 30, 2014 compared to the nine months ended September 30, 2013 while average interest-bearing liabilities increased $57.9 million during the same period. The yield on interest-earning assets decreased 21 basis points to 4.13% for the nine months ended September 30, 2014 compared to 4.34% for the same nine month period a year ago, while the cost of interest-bearing liabilities decreased 8 basis points to 0.60% for the nine months ended September 30, 2014 compared to 0.68% for the same nine month period a year ago.

●

The loan loss provision for the three months ended September 30, 2014 totaled $153,000 compared to $449,000 for the three months ended September 30, 2013. Loan charge-offs for the three months ended September 30, 2014 totaled $103,000 compared to $286,000 for the three months ended September 30, 2013. The loan loss provision totaled $2.5 million and $1.1 million for the nine month periods ended September 30, 2014 and 2013, respectively. Loan charge-offs and write-downs on loans transferred to held for sale totaled $2.3 million for the nine months ended September 30, 2014 compared to $1.1 million for the nine months ended September 30, 2013.

●

Net gains on the sale of loans totaled $179,000 for the three months ended September 30, 2014, compared to $346,000 for the three months ended September 30, 2013. Net gains on the sale of Small Business Administration (“SBA”) loans increased $25,000 while gains on the sale of residential loans declined $192,000. For the nine months ended September 30, 2014, net gains on the sale of loans totaled $424,000 compared to $929,000 for the nine months ended September 30, 2013. Net gains on the sale of SBA loans increased $162,000 while gains on the sale of residential loans declined $667,000. The decrease in gains on residential loans reflects the Company’s decision to exit the residential mortgage origination business effective December 31, 2013.

●

Net gains on sales of investment securities totaled $133,000 for the three months ended September 30, 2014, compared to no gains for the three months ended September 30, 2013. Net gains on sales of investment securities totaled $2.1 million and $290,000 for the nine months ended September 30, 2014 and 2013, respectively. As previously reported, in the first quarter of 2014 the Company sold its remaining portion of collateralized debt obligation securities (“CDOs”) with a book value of zero, resulting in a $1.9 million gain.

●

The three months ended September 30, 2014 included net losses on the sale of OREO totaling $34,000 compared to net gains of $17,000 for the three months ended September 30, 2013. The nine months ended September 30, 2014 included net losses on the sale of OREO totaling $274,000 compared to net gains of $57,000 for the nine months ended September 30, 2013.

●

Other non-interest income for the three months ended September 30, 2014 totaled $61,000, a decrease of $597,000 from the three months ended September 30, 2013. For the nine months ended September 30, 2014, other operating income totaled $397,000, a decrease of $382,000 from the nine months ended September 30, 2013 total of $779,000. The nine months ended September 30, 2014 included life insurance proceeds totaling $195,000 from bank owned life insurance. The three and nine months ended September 30, 2013 included a gain on the sale of a parcel of land, previously classified as assets held for sale, in the amount of $569,000. The nine months ended September 30, 2013 included an $83,000 write-down on an asset held for sale. In addition, the three and nine month periods of 2013 included fee income on loans sold to correspondents of $32,000 and $114,000, respectively. As a result of the Company’s decision to exit the residential mortgage origination business effective December 31, 2013, the 2014 three and nine month periods do not include this fee income.

●

Salaries and employee benefits for the three and nine months ended September 30, 2014 totaled $3.6 million and $10.6 million respectively, compared to $3.9 million and $11.9 million for the three and nine months ended September 30, 2013, respectively. The decrease in both the quarter and year-to-date periods is primarily attributable to reduced staffing levels related to the exiting of the residential loan origination business and a reduction in incentive based compensation programs.

●

Loan related expenses (real estate taxes, insurance, legal and other) totaled $331,000 for the three months ended September 30, 2014 compared to $446,000 for the same period in 2013. For the nine months ended September 30, 2014, loan related expenses totaled $809,000 compared to $1.2 million for the nine months ended September 30, 2013. The decline in loan related expenses corresponds to the improvement in our asset quality metrics.

●	Included in professional services for the three and nine month periods of 2014 were expenses related to the Colonial merger in the amount of $386,000, or $0.02 per fully diluted share.

●

OREO expenses totaled $195,000 and $611,000 for the three and nine months ended September 30, 2014 respectively, compared to $403,000 and $882,000 for the nine months ended September 30, 2013. The 2013 periods included higher OREO write-downs.

●

The three and nine months ended September 30, 2014 reflects a decrease in equipment, data processing and telecommunications expenses of $170,000 and $460,000, respectively, when compared to the three and nine months ended September 30, 2013. These reductions primarily result from the cost savings associated with changing to our new core processor in the fourth quarter of 2013.

●

Other non-interest expenses decreased $283,000 from $2.7 million for the nine months ended September 30, 2013 to $2.4 million for the nine months ended September 30, 2014. The three and nine month periods of 2014 included a $125,000 expense related to an external fraud. Other operating expenses in the three and nine month periods of 2013 included core conversion costs associated with changing to a new core processor in the amounts of $144,000 and $194,000, respectively. The nine months ended September 30, 2013 reflected higher levels of consulting related expenses and expenses on loans sold to correspondents.

CAPE BANCORP CONSOLIDATED

SELECTED FINANCIAL DATA

(unaudited)

	Nine Months Ended		Three Months Ended
	9/30/2014	9/30/2013	9/30/2014	6/30/2014	9/30/2013
	(dollars in thousands, except per share data)
Statements of Income Data:
Interest income	$30,616	$30,490	$10,148	$10,169	$10,289
Interest expense	3,831	4,065	1,359	1,270	1,274
Net interest income	26,785	26,425	8,789	8,899	9,015
Provision for loan losses	2,480	1,059	153	115	449
Net interest income after provision for loan losses	24,305	25,366	8,636	8,784	8,566
Non-interest income	5,452	5,521	1,321	1,003	2,223
Non-interest expense	20,443	22,551	7,205	6,502	7,523
Income (loss) before income taxes	9,314	8,336	2,752	3,285	3,266
Income tax expense (benefit)	3,551	3,337	1,049	1,253	1,362
Net income (loss)	$5,763	$4,999	$1,703	$2,032	$1,904

Basic Earnings (loss) per share(1)	$0.53	$0.41	$0.16	$0.19	$0.16
Basic Average shares outstanding	10,957,768	12,128,458	10,765,209	10,955,918	11,612,431
Diluted Earnings (loss) per share(1)	$0.52	$0.41	$0.15	$0.19	$0.16
Diluted Average shares outstanding	11,089,421	12,182,683	10,889,781	11,097,564	11,666,535
Shares outstanding	11,475,396	12,172,412	11,475,396	11,631,926	12,172,412

Statements of Condition Data (Period End):
Investments	$175,086	$166,739	$175,086	$174,454	$166,739
Loans, net of allowance	$772,397	$764,565	$772,397	$776,285	$764,565
Allowance for loan losses	$9,799	$10,007	$9,799	$9,730	$10,007
Total assets	$1,081,737	$1,074,446	$1,081,737	$1,091,723	$1,074,446
Total deposits	$800,866	$828,397	$800,866	$813,248	$828,397
Total borrowings	$132,085	$98,887	$132,085	$128,531	$98,887
Total equity	$139,864	$140,535	$139,864	$140,680	$140,535

Statements of Condition Data (Average Balance):
Total interest-earning assets	$991,852	$939,781	$985,674	$994,309	$953,911
Total interest-bearing liabilities	$852,412	$794,482	$839,085	$856,448	$805,381

Operating Ratios:
ROAA	0.71%	0.64%	0.63%	0.75%	0.72%
ROAE	5.44%	4.52%	4.80%	5.76%	5.31%
Yield on Earning Assets	4.13%	4.34%	4.08%	4.10%	4.28%
Cost of Interest Bearing Liabilities	0.60%	0.68%	0.64%	0.59%	0.63%
Net Interest Margin	3.61%	3.76%	3.54%	3.59%	3.75%
Efficiency Ratio	65.98%	71.05%	67.85%	64.63%	68.04%

Capital Ratios:
Tier 1 Leverage Ratio	9.60%	9.50%	9.60%	9.49%	9.50%
Tier 1 Risk-Based Capital Ratio	13.03%	12.88%	13.03%	13.01%	12.88%
Total Risk-Based Capital Ratio	14.28%	14.13%	14.28%	14.26%	14.13%
Tangible Equity/tangible assets	11.04%	11.19%	11.04%	11.02%	11.19%
Book Value	$12.19	$11.55	$12.19	$12.09	$11.55
Tangible Book Value	$10.19	$9.67	$10.19	$10.13	$9.67
Stock Price	$9.43	$9.16	$9.43	$10.73	$9.16
Price to Book Value	77.36%	79.31%	77.36%	88.75%	79.31%
Price to Tangible Book Value	92.54%	94.73%	92.54%	105.92%	94.73%

Quality Ratios:
Non-Performing Loans to Total Gross Loans	0.99%	1.26%	0.99%	1.01%	1.26%
Non-Performing Assets to Total Assets	1.20%	1.66%	1.20%	1.12%	1.66%
Allowance for Loan Losses to Non-Performing Loans	127.00%	102.37%	127.00%	122.66%	102.37%
Allowance for Loan Losses to Total Gross Loans	1.25%	1.29%	1.25%	1.24%	1.29%
Net Charge-Offs to Average Loans	0.34%	0.16%	0.04%	0.06%	0.12%

(1) Earnings Per Share calculations use average outstanding shares which include earned ESOP shares.

Cape Bancorp, Inc.

Delinquency Summary

Period Ending:	9/30/2014			12/31/2013			9/30/2013
	Balances	% total loans	# Loans	Balances	% total loans	# Loans	Balances	% total loans	# Loans
31-59	$2,769,561	0.36%	12	$895,851	0.11%	14	$1,195,550	0.16%	14
60-89	1,197,011	0.15%	9	2,059,965	0.26%	13	252,682	0.03%	3
90+	7,201,130	0.92%	37	6,674,454	0.85%	32	8,125,689	1.05%	41
	11,167,702	1.43%	58	9,630,270	1.22%	59	9,573,921	1.24%	58
Non-Accrual Other	515,063	0.06%	3	668,887	0.08%	4	1,649,733	0.21%	3
Total Delinquency and Non-Accrual	$11,682,765	1.49%	61	$10,299,157	1.30%	63	$11,223,654	1.45%	61
Total Loans		$782,195,995			$789,456,784			$774,571,682

Days	CML	IL	ML	CML	IL	ML	CML	IL	ML
31-59	$1,813,920	$117,887	$837,754	$-	$392,251	$503,600	$-	$153,479	$1,042,071
60-89	470,357	179,965	546,689	1,272,553	198,635	588,777	-	137,901	114,781
90+	5,874,161	546,761	780,208	5,058,420	461,223	1,154,811	5,846,494	752,468	1,526,727
	8,158,438	844,613	2,164,651	6,330,973	1,052,109	2,247,188	5,846,494	1,043,848	2,683,579
Non-Accrual Other*	515,063			668,887			1,649,733
Total Delinquency by Type	$8,673,501	$844,613	$2,164,651	$6,999,860	$1,052,109	$2,247,188	$7,496,227	$1,043,848	$2,683,579
Total Loans by Type	$492,729,195	$45,075,581	$244,391,219	$485,522,298	$44,515,475	$259,419,011	$477,749,793	$43,695,293	$253,126,596
% of Total Loans in Type	1.76%	1.87%	0.89%	1.44%	2.36%	0.87%	1.57%	2.39%	1.06%
Total Delinquency and Non-Accrual		$11,682,765	1.49%		$10,299,157	1.30%		$11,223,654	1.45%

 *Non-Accrual Other means loans that are less than 90 days past due, that are classified by management as non-performing.

For further information contact Michael D. Devlin, President and Chief Executive Officer or Guy Hackney, Chief Financial Officer, Cape Bancorp: (609) 465-5600.

Conference Call

Cape Bancorp will hold a conference call at 11:00 AM EDT on Friday, October 24, 2014. Interested parties may participate by calling 1-888-317-6016. A taped replay of the conference call will be available one hour after the conclusion of the call and will remain available through November 7, 2014. A recording of the conference call may be obtained by calling 1-877-344-7529, referencing conference number 10054733.

The conference call with be simultaneously broadcast live over the Internet through a webcast on the investor relations portion of the Cape Bank website. To access the call, please visit the website at http://services.choruscall.com/links/cbnj141024.html. An online archive of the webcast will be available within one hour of the conclusion of the call and will remain available through November 7, 2014.

Forward Looking Statements

This press release discusses primarily historical information. However, certain statements contained herein are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as “may,” “will,” ”believe,” ”expect,” ”estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks, as described in our SEC filings, and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Further information on factors that could affect Cape Bancorp’s financial results can be found in the filings listed below with the Securities and Exchange Commission.

SEC Form	Reported Period	Date filed with SEC
10K	Year ended December 31, 2013	March 11, 2014
10Q	Quarter ended March 31, 2014	May 7, 2014
10Q	Quarter ended June 30, 2014	August 6, 2014